UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1815 Rollins Road Burlingame, California 94010
(Address of principal executive offices, including zip code)

(864) 438-0000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Key Employee Incentive Plan

As previously disclosed, on August 7, 2023 (the “Petition Date”), Proterra Inc, a Delaware corporation (the “Company”), and its subsidiary Proterra Operating Company, Inc. (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such proceedings, the “Chapter 11 Cases”). The Chapter 11 Cases are currently jointly administered for procedural purposes under the caption In re Proterra Inc, Case No. 23-11120 (BLS) (Bankr. D. Del. 2023). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On October 10, 2023, the Bankruptcy Court entered an order approving a Key Employee Incentive Plan (the “KEIP”), which had previously been approved by the compensation committee of the board of directors of the Company (the “Compensation Committee”), subject to Bankruptcy Court approval. The KEIP was developed with the assistance of advisors to provide incentive-based cash compensation to its participants based on creating business value and executing one or more of any potential transaction involving the Company (including through a merger, recapitalization or sale of substantially all of the assets of the Company) or any sale, disposition or winding down of any business unit, business division or asset of the Company (each, a “Transaction”).

Participants of the KEIP include, among others, the Company’s Chief Executive Officer, Gareth T. Joyce, and the Company’s Chief Financial Officer, David Black (the “KEIP Participants”). Each KEIP Participant will be eligible to receive a KEIP award that represents the potential to earn one or more cash payments (each, a “KEIP Payment”), which will be in lieu of any existing incentive and retention opportunities, including the Company’s short-term cash bonus, equity incentive and retention programs. Generally, KEIP Payments must be earned pursuant to the terms provided under the KEIP in order to be payable to KEIP Participants.

Each KEIP Participant will earn an initial KEIP Payment (the “Threshold Payment”) upon the approval by the Bankruptcy Court of a Transaction which, alone or in combination with a series of prior Transactions, results in an aggregate value that equals or exceeds a predetermined amount (the “Threshold”). The Threshold Payment may be earned for any deal for which a definitive agreement is signed, regardless of whether the KEIP Participant remains employed at the Company through the closing of such deal, as long as the KEIP Participant remains employed at the Company through the earlier of the (i) closing of a sale of the Company’s Powered business division (including through a merger, recapitalization, plan of reorganization or sale of substantially all of its assets) (“Powered Sale”) or (ii) the Bankruptcy Court’s confirmation of the Company’s Chapter 11 plan. Once the Threshold Payment is earned, each KEIP Participant will receive the Threshold Payment (or, if the Threshold is met through a series of Transactions, a pro rata portion of the Threshold Payment) as soon as reasonably practicable following the earlier of (x) the release of a good faith deposit associated with the Transaction triggering the Threshold Payment or (y) the closing of such Transaction (or, if the Threshold is met through a series of Transactions, as soon as reasonably practicable following the earlier of (x) the release of a good faith deposit or (y) the closing date associated with each Transaction). The Threshold Payment that each KEIP Participant is eligible to receive is as follows: Mr. Joyce – $746,250 and Mr. Black – $313,875.

In addition to the Threshold Payment, each KEIP Participant may earn one or more additional KEIP Payments if the aggregate value of a Transaction or series of Transactions exceeds the Threshold (each, an “Excess Value Payment”). An Excess Value Payment is earned (i) upon the signing of a definitive agreement of a Transaction with an aggregate value that exceeds the Threshold (with the aggregate amount of Excess Value Payments earned by the KEIP Participants equal to 3% of the aggregate value associated with such Transaction in excess of the Threshold) (“Initial Earned Date”) and (ii) upon the signing of a definitive agreement for each Transaction following the Initial Earned Date (with the aggregate amount of Excess Value Payments earned equal to 3% of the aggregate value associated with each such Transaction). Excess Value Payments are subject to the KEIP Participant remaining employed at the Company through the earlier of (i) the closing of a Powered Sale or (ii) the effective date of the Company’s Chapter 11 plan, and are payable as soon as reasonably practicable following the closing of the applicable Transaction triggering the Excess Value Payment. Once an Excess Value Payment is earned, each KEIP Participant is eligible to receive a percentage of the aggregate amount earned as follows: Mr. Joyce – 1.857% and Mr. Black – 0.5625%.

Mr. Joyce may also earn one or more additional KEIP Payments ranging from $0 to $200,000 in the aggregate upon the closing of a Transaction or Transactions that result in a predetermined value (measured based on the cash, securities and value of any cash or credit bid associated with the Transaction) meeting or exceeding certain predetermined thresholds.

All KEIP Payments are subject to a 15% holdback, with the amounts withheld paid upon the Bankruptcy Court’s confirmation of the Company’s Chapter 11 plan. Threshold Payments and Excess Value Payments may only be paid if the Company has sufficient cash to satisfy a certain secured creditor’s claim at the time of such payment (excluding any associated liquidation premium).

If a KEIP Participant is terminated by the Company for “cause,” such KEIP Participant will forfeit eligibility to participate in the KEIP. If a KEIP Participant is terminated without cause or due to death or disability, as applicable, in each case prior to the date a KEIP Payment is earned, the KEIP Participant will be eligible to receive a prorated portion of any KEIP Payment based upon the number of days actually worked from the Petition Date through the date of the termination over the number of days from the Petition Date through the date the KEIP Payment is earned. If a KEIP Participant voluntarily resigns prior to the earlier of (i) the closing of a Powered Sale or (ii) the effective date of the Company’s Chapter 11 plan, such KEIP Participant shall no longer be eligible to receive any KEIP Payment not already earned following such resignation. In the event a KEIP Participant’s employment is terminated for any reason (other than by the Company for “cause”) following the date the KEIP Participant earns the KEIP Payment but prior to the date it is paid, the KEIP Participant will remain entitled to the KEIP Payment, which will be paid on the regularly scheduled payment date. The Compensation Committee and any officer of the Company, with the consent of the unsecured creditors committee, will have the authority and discretion to reallocate forfeited awards between existing or new participants in the KEIP, subject to the terms of the KEIP or any Bankruptcy Court order. KEIP awards may not be reallocated to Company employees who received a payment under a key employee retention plan.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 17, 2023, as amended on May 1, 2023, or the Company’s other filings with the SEC. The forward-looking statements included in this Form 8-K speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
	Name:	Gareth T. Joyce
	Title:	Chief Executive Officer